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                                                                    EXHIBIT 11.1

                                ZMAX CORPORATION

                               EARNINGS PER SHARE
               CALCULATION OF WEIGHTED-AVERAGE SHARES OUTSTANDING

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
                                                         1994     1995    1996
                                                       --------- ------- -------
Common Stock.......................................... 1,766,106 971,875 962,500
                                                       --------- ------- -------
Weighted-Average Shares Outstanding................... 1,766,100 971,875 962,500
                                                       ========= ======= =======
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